Exhibit 8.1

List of Subsidiaries of Navios Maritime Partners L.P.

Libra Shipping Enterprises Corporation

Alegria Shipping Corporation

Felicity Shipping Corporation

Gemini Shipping Corporation

Galaxy Shipping Corporation

Aurora Shipping Enterprises Ltd.

Palermo Shipping S.A.

Fantastiks Shipping Corporation

Sagittarius Shipping Corporation

Hyperion Enterprises Inc.

Chilali Corp.

Surf Maritime Co.

Pandora Marine Inc.

Customized Development S.A.

Kohylia Shipmanagement S.A.

Orbiter Shipping Corp.

Floral Marine Ltd.

Golem Navigation Limited

Kymata Shipping Co.

Joy Shipping Corporation

Micaela Shipping Corporation

Pearl Shipping Corporation

Velvet Shipping Corporation

Perigiali Navigation Limited

Finian Navigation Co.

Ammos Shipping Corp.

Wave Shipping Corp.

Casual Shipholding Co.

Avery Shipping Company

Coasters Ventures Ltd.

Ianthe Maritime S.A.

Rubina Shipping Corporation

Topaz Shipping Corporation

Beryl Shipping Corporation

Cheryl Shipping Corporation

Christal Shipping Corporation

Fairy Shipping Corporation

Limestone Shipping Corporation

Dune Shipping Corp.

Citrine Shipping Corporation

Cavalli Navigation Inc.

Seymour Trading Limited

Goldie Services Company

Andromeda Shiptrade Limited

Esmeralda Shipping Corporation

Triangle Shipping Corporation

Oceanus Shipping Corporation

Cronus Shipping Corporation

Leto Shipping Corporation

Dionysus Shipping Corporation

Prometheus Shipping Corporation

Camelia Shipping Inc.

Anthos Shipping Inc.

Azalea Shipping Inc.

Amaryllis Shipping Inc.

Zaffre Shipping Corporation

Wenge Shipping Corporation

Sunstone Shipping Corporation

Fandango Shipping Corporation

Flavescent Shipping Corporation

Emery Shipping Corporation

Rondine Management Corp.

Prosperity Shipping Corporation

Aldebaran Shipping Corporation

JTC Shipping and Trading Ltd.

Navios Maritime Partners L.P.

Navios Partners Finance (US) Inc.

Navios Partners Europe Finance Inc.

Solange Shipping Ltd.

Mandora Shipping Ltd.

Olympia II Navigation Limited

Pingel Navigation Limited

Ebba Navigation Limited

Clan Navigation Limited

Sui An Navigation Limited

Bertyl Ventures Co.

Silvanus Marine Company

Anthimar Marine Inc.

Enplo Shipping Limited

Morven Chartering Inc.

Rodman Maritime Corp.

Isolde Shipping Inc.

Velour Management Corp.

Evian Shiptrade Ltd.

Theros Ventures Limited

Legato Shipholding Inc.

Inastros Maritime Corp.

Zoner Shiptrade S.A.

Jasmer Shipholding Ltd.

Thetida Marine Co.

Jaspero Shiptrade S.A.

Peran Maritime Inc.

Nefeli Navigation S.A.

Crayon Shipping Ltd

Chernava Marine Corp.

Proteus Shiptrade S.A

Vythos Marine Corp.

Navios Maritime Containers Sub L.P.

Navios Partners Containers Finance Inc.

Boheme Navigation Company

Navios Partners Containers Inc.

Iliada Shipping S.A.

Vinetree Marine Company

Afros Maritime Inc.

Cavos Navigation Co.

Perivoia Shipmanagement Co.

Pleione Management Limited

Bato Marine Corp.

Agron Navigation Company

Teuta Maritime S.A.

Ambracia Navigation Company

Artala Shipping Co.

Migen Shipmanagement Ltd.

Bole Shipping Corporation

Brandeis Shipping Corporation

Buff Shipping Corporation

Morganite Shipping Corporation

Balder Martitime Ltd.

Melpomene Shipping Corporation

Urania Shipping Corporation

Terpsichore Shipping Corporation

Erato Shipping Corporation

Lavender Shipping Corporation

Nostos Shipmanagement Corp.

Navios Maritime Acquisition Corporation

Navios Acquisition Europe Finance Inc.

Navios Acquisition Finance (US) Inc.

Navios Maritime Midstream Partners GP LLC

Letil Navigation Ltd.

Navios Maritime Midstream Partners Finance (US) Inc.

Aegean Sea Maritime Holdings Inc.

Amorgos Shipping Corporation

Andros Shipping Corporation

Antikithira Shipping Corporation

Antiparos Shipping Corporation

Antipaxos Shipping Corporation

Antipsara Shipping Corporation

Crete Shipping Corporation

Delos Shipping Corporation

Folegandros Shipping Corporation

Ikaria Shipping Corporation

Ios Shipping Corporation

Iraklia Shipping Corporation

Kimolos Shipping Corporation

Kithira Shipping Corporation

Kos Shipping Corporation

Lefkada Shipping Corporation

Leros Shipping Corporation

Mytilene Shipping Corporation

Oinousses Shipping Corporation

Psara Shipping Corporation

Rhodes Shipping Corporation

Samos Shipping Corporation

Samothrace Shipping Corporation

Serifos Shipping Corporation

Sifnos Shipping Corporation

Skiathos Shipping Corporation

Skopelos Shipping Corporation

Skyros Shipping Corporation

Syros Shipping Corporation

Thera Shipping Corporation

Tilos Shipping Corporation

Tinos Shipping Corporation

Zakynthos Shipping Corporation

Cyrus Investments Corp.

Olivia Enterprises Corp.

Limnos Shipping Corporation

Thasos Shipping Corporation

Agistri Shipping Limited

Paxos Shipping Corporation

Donoussa Shipping Corporation

Schinousa Shipping Corporation

Alonnisos Shipping Corporation

Makronisos Shipping Corporation

Shinyo Loyalty Limited

Shinyo Navigator Limited

Amindra Navigation Co.

Navios Maritime Midstream Partners L.P.

Navios Maritime Midstream Operating LLC

Shinyo Dream Limited

Shinyo Kannika Limited

Shinyo Kieran Limited

Shinyo Ocean Limited

Shinyo Saowalak Limited

Sikinos Shipping Corporation

Kerkyra Shipping Corporation

Doxa International Corp.

Alkmene Shipping Corporation

Aphrodite Shipping Corporation

Dione Shipping Corporation

Persephone Shipping Corporation

Rhea Shipping Corporation

Tzia Shipping Corporation

Boysenberry Shipping Corporation

Cadmium Shipping Corporation

Celadon Shipping Corporation

Cerulean Shipping Corporation

Kleio Shipping Corporation

Polymnia Shipping Corporation

Goddess Shiptrade Inc.

Navios Acquisition Merger Sub.Inc.

Aramis Navigation Inc.

Thalia Shipping Corporation

Muses Shipping Corporation

Euterpe Shipping Corporation

Calliope Shipping Corporation